                                                                    EXHIBIT 4.04

                             ONYX TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement") evidences that a stock option ("Option") has been granted by Onyx Technologies, Inc., a Georgia corporation, ("Onyx") under the Onyx Technologies, Inc. 1999 Stock Plan ("Plan") to ____________________ ("Employee"), as of October 25, 1999 ("Grant Date"), for
the purchase of shares of no par value common stock of Onyx ("Stock") subject to the following terms and conditions:

         Section 1. PLAN. The Option is subject to all of the terms and conditions set forth in the Plan. All capitalized terms not defined in this Agreement will have the meanings ascribed to such terms in the Plan. A copy of the Plan will be made available to Employee upon written request to the Committee or its delegate.

         Section 2. STATUS OF STOCK OPTION. Schedule A indicates whether the Option constitutes an incentive stock option within the meaning of Code Section 422 and qualifies for all special income tax benefits applicable to incentive stock options under Code Section 422 or constitutes a Non-ISO.

         Section 3. GRANT AND EXERCISE . Employee shall be entitled to purchase the number of shares of Stock at the Option Price, as set forth on Schedule A. Employee's right to exercise the Option depends upon the extent to which the Option is vested. Employee shall vest in the Option in accordance with the schedule set forth on Schedule A, provided that Employee continues to be employed by Onyx through the anniversaries of the Grant Date set forth in such schedule.

In addition, Employee shall be vested in the Option immediately upon the occurrence of a Change in Control while still employed, as set forth in the Plan, or upon the termination of Employee's employment by Onyx as a result of death or permanent and total disability (as determined by the Committee). The Committee, in its discretion, otherwise may elect to accelerate the vesting of the Option.

         Section 4. LIFE OF OPTION.

                  (a) GENERAL RULE. The Option shall expire on the earlier of
(1) the tenth anniversary of the Grant Date or (2) the date provided under
Section 4(b).

                  (b) TERMINATION OF EMPLOYMENT.

                  (1) OTHER THAN DEATH, PERMANENT AND TOTAL DISABILITY OR CAUSE. In the event that Employee's employment by Onyx is terminated other than (A) as a result of death or permanent and total disability (as determined by the Committee and as consistent with Code Section 22(e)(3) with respect to ISOs) or (B) for Cause, the Option shall expire immediately and automatically on the last day of the 3-consecutive-month period immediately following Employee's last day of active employment by Onyx.

                  (2) DEATH OR PERMANENT AND TOTAL DISABILITY. In the event that Employee dies while employed by Onyx or in the event that Employee's employment with Onyx is terminated as a result of a permanent and total disability (as determined by the Committee and consistent with Code
         Section 22(e)(3) with respect to ISOs), the Option may be exercised by the person or persons to whom Employee's rights under the Option pass in accordance with Section 6 (in the case of death) or by Employee or Employee's legal representative (in the case of permanent and total disability) at any time during the 12-consecutive-month period immediately following the date of Employee's death or termination of employment as a result of permanent and total disability.

                  (3) CAUSE. In the event Employee's employment by Onyx is terminated for Cause, the Option shall expire immediately and automatically on the date of such termination and shall be of no further force and effect with respect to any shares of Stock not purchased before such date. For purposes of this Section 4, the term "Cause" shall have the same meaning at a specific time in this Agreement as such term is defined in any employment agreement between Employee and Onyx in effect at such time. In the event an employment agreement between Employee and Onyx that defines the term "Cause" is not in effect, then the term "Cause" shall mean

                           (A) Employee is convicted of, pleads guilty to, or
                  confesses to any felony or any act of fraud, misappropriation or embezzlement that affects Onyx, as determined by the Board in good faith;

                           (B) Employee engages in a fraudulent act that damages
                  or prejudices, or is reasonably likely to damage or prejudice, Onyx or any affiliate of Onyx or engages in conduct or activities damaging, or reasonably likely to be damaging, to the property, business or reputation of Onyx or any affiliate of Onyx, all as determined by the Board in good faith;

                           (C) any material act or omission by Employee
                  involving malfeasance or negligence in the performance of Employee's assigned duties and responsibilities to the material detriment of Onyx or an affiliate of Onyx, as determined by the Board in good faith, which has not been corrected by Employee within 30 days after written notice from the Board of any such act or omission; or

                           (D) a failure by Employee to comply in any material
                  respect with the terms of any employment agreement between Onyx and Employee or any written policies or directives of Onyx that has not been corrected by Employee within 30 days after written notice from the Board of such failure.

                  (c) EMPLOYMENT STATUS. Employment by Onyx, a Subsidiary or Parent shall be treated as employment by Onyx. For example, a transfer of employment between or among Onyx and its Subsidiaries or Parent shall not be treated as a termination of Employee's continuous employment with Onyx, a Subsidiary or Parent, and if Employee is employed by a Subsidiary, the sale of such Subsidiary shall be treated as a termination of Employee's continuous employment with Onyx if, as a result of such sale, such Subsidiary is no longer considered to be a Subsidiary. A leave of absence from Onyx, a Subsidiary or Parent shall not be treated as a termination of Employee's continuous employment with Onyx if such leave of absence is approved by the Committee.

         Section 5. METHOD OF EXERCISE. Employee may (subject to the restrictions and conditions of this Agreement) exercise the vested portion of the Option in whole or in part (before the date the Option expires) on any normal business day of Onyx by (a) delivering to Onyx at its principal place of business a written notice substantially in the form of Schedule B (addressed to its corporate Secretary) of the exercise of the Option and (b) simultaneously paying the Option Price to Onyx in cash, by check acceptable by the Committee or in Stock, or in any combination of the foregoing. The Option Price also may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. The value of any Stock surrendered as payment in the exercise of the Option shall be equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate. The Option may be exercised in whole shares of Stock only, and the Option may not be exercised for fewer than 100 shares of Stock unless the total number of shares of Stock that can be purchased under the Option at the time of such exercise is fewer than 100, in which event the Option may be exercised for the total number of such shares.

         Section 6. NON-TRANSFERABILITY. The Option shall not be transferable by Employee other than by will or by the laws of descent and distribution. During Employee's lifetime, the Option shall be exercised only by Employee; however, the person or persons to whom the Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as Employee under this Agreement.

         Section 7. INVESTMENT PURPOSES. Upon receipt of Stock pursuant to the exercise of the Option in whole or in part, Employee, if so requested by Onyx, shall hold such Stock for investment and not with a view to resale or distribution to the public and deliver to Onyx a written statement satisfactory to Onyx to that effect.

         Section 8. NOT EMPLOYMENT CONTRACT; NO SHAREHOLDER RIGHTS; CONSTRUCTION OF AGREEMENT. This Agreement (a) shall not be deemed a contract of employment,
(b) shall not confer on Employee any rights upon his or her termination of employment in addition to those rights expressly set forth in this Agreement,
(c) shall not give Employee any rights of any kind or description whatsoever as a shareholder of Onyx as a result of the grant of the Option or his or her exercise of the Option before the date of the actual delivery of Stock subject to the Option to

Employee, and (d) shall be construed exclusively in accordance with the laws of the State of Georgia (without regard to its rules of conflicts of laws).

         Section 9. MODIFICATION, AMENDMENT, AND CANCELLATION. Onyx shall have the right unilaterally to modify, amend or cancel the Option in accordance with the terms of the Plan.

         Section 10. OTHER CONDITIONS. If so requested by the Committee, Employee shall (as a condition to the exercise of the Option) enter into such additional shareholder, buy-sell or other agreement or agreements prepared by Onyx as Onyx deems appropriate, or make such representations requested by Onyx as Onyx deems appropriate, which may restrict the transfer of shares of Stock acquired pursuant to this Agreement and provide for the repurchase of such Stock by Onyx under certain circumstances. The certificate(s) evidencing the Stock may include one or more legends that reference or describe the conditions upon exercise referenced in this Section 10.

         Section 11. TAX WITHHOLDING. Onyx shall have the right upon the exercise of the Option, as a condition to the delivery of any shares of Stock subject to the Option, to take such action as Onyx deems necessary or appropriate to satisfy any federal and state income tax withholding requirements arising out of the exercise of the Option, including withholding from any cash payments of any kind otherwise due Employee the amount of such tax required to be so withheld, requiring Employee to pay to Onyx by cash or certified check the amount of such tax required to be withheld, or withholding Stock that otherwise would be transferred to Employee as a result of the exercise of the Option.

         Section 12. NON-WAIVER OF DEFAULT. Any failure of Onyx, on one or more occasions, to enforce and require the strict keeping and performance of any of the terms and conditions of this

Agreement shall not constitute a waiver of any such terms or conditions at any future time and shall not prevent Onyx from insisting on the strict keeping and performance of such terms and conditions at any later time.

         Section 13. HEADINGS AND SECTIONS. The headings in this Agreement are for convenience of reference only and are not to be given substantive meaning. All references to sections (Section) are to sections (Section) of this Agreement unless otherwise indicated.

         Section 14. MERGER CLAUSE. This Agreement supersedes any and all understandings between Onyx and Employee with respect to the Option evidenced by this Agreement and (except as set forth in the Plan) this Agreement may be amended only in writing signed by Onyx and Employee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        ONYX TECHNOLOGIES, INC.

                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------



                                        ---------------------------------------
                                        EMPLOYEE

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                             ONYX TECHNOLOGIES, INC.
                                       AND

                    -----------------------------------------

                             Dated

1.       Number of Shares Subject to Option:                    shares of Stock.
         ----------------------------------  -------------------

2.       Type of  Option:  ISO              or Non-ISO      .
         ---------------       -------------          ------

3.       Exercise Price:  $              per share.
         --------------      -----------

4.       Grant Date:
         ----------

5.       Vesting:
         -------

                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                             ONYX TECHNOLOGIES, INC.
                                       AND

                    -----------------------------------------

                             Dated

                               NOTICE OF EXERCISE

                  The undersigned hereby notifies Onyx Technologies, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Equity Ownership Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Schedule A of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the Plan).

         The undersigned is a resident of the State of __________________.

               IN WITNESS WHEREOF, the undersigned has set his/her hand and seal, this________ day of____________, ______.

                      OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                      EXECUTOR OR PERSONAL REPRESENTATIVE]

                           Name:___________________________________________

                           Position (if other than Optionee):______________